UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 19, 2008
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14229 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA (Address of principal executive offices)		92649 (Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
     On September 19, 2008, a French subsidiary of Quiksilver, Inc. (the “Company”), Na Pali S.A.S. (“Na Pali”), entered into a Bank Account Pledge Agreement with J.P. Morgan Europe Limited (“Morgan Europe”), JPMorgan Chase Bank, N.A., London branch (“JP Morgan”) and Societe Generale, as account bank, pursuant to which Na Pali agreed to pledge €35.6 million of cash collateral in favor of Morgan Europe and JP Morgan. This pledge, as previously described in the Company’s most recent Quarterly Report on Form 10-Q, secures Na Pali’s reimbursement obligations with respect to a bank guarantee issued by JP Morgan in September 2007 in favor of the Boix-Vives family. The JP Morgan bank guarantee secures the payment by Quiksilver of 100% of the exercise price of Quiksilver’s call and the Boix-Vives family’s put options under that certain Shareholders Agreement of Ski Expansion SCA (now Pilot S.A.S.) dated April 12, 2005 by and among the Boix-Vives family and Quiksilver with respect to 2,119 non-voting restricted shares of Pilot S.A.S.
     The foregoing description of the Bank Account Pledge Agreement is not complete and is qualified in its entirety by reference to the Bank Account Pledge Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(c)	Exhibits

Exhibit No.	Exhibit Title or Description

10.1	Bank Account Pledge Agreement dated September 19, 2008, by and among Na Pali, S.A.S., JPMorgan Chase Bank, N.A., London branch, J.P. Morgan Europe Limited and Societe Generale, as account bank.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2008	Quiksilver, Inc. (Registrant)
	By:	/s/ Joseph Scirocco
Joseph Scirocco
Chief Financial Officer

Index to Exhibits

Exhibit No.	Exhibit Title or Description

10.1	Bank Account Pledge Agreement dated September 19, 2008, by and among Na Pali, S.A.S., JPMorgan Chase Bank, N.A., London branch, J.P. Morgan Europe Limited and Societe Generale, as account bank.

4